Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Timothy A. Johnson
Vice President, Strategic
Planning and Investor Relations
614-278-6622

BIG LOTS ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE CANADA’S LIQUIDATION WORLD

Columbus, Ohio – May 26, 2011 – Big Lots, Inc. (NYSE: BIG) today announced that it has signed a definitive agreement to purchase all of the outstanding stock of Liquidation World Inc. (TSE: LQW).  This is the first expansion of our retail operations outside of the United States.

Under the terms of the agreement, we would, subject to closing conditions and approval by the shareholders of Liquidation World, acquire all outstanding shares of Liquidation World for $0.06 per share (CAD), or approximately $1.8 million (CAD).  We estimate our initial investment would approximate $36 million (CAD), including payment for the acquisition of all outstanding shares, satisfying the debt of Liquidation World, and normalizing the working capital needs of the business.  We anticipate the transaction will be completed by July 31, 2011.

Based in Brantford, Ontario, Liquidation World operates 92 stores in Canada and offers a broad assortment of closeout merchandise.

Commenting on today’s announcement, Steve Fishman, Chairman, Chief Executive Officer and President stated, “Today is an exciting day for Big Lots as we expand beyond our borders and enter the Canadian marketplace.  We have diligently studied and analyzed a number of opportunities or paths to enter Canada over the last couple of years and believe the acquisition of Liquidation World provides a long-term growth opportunity for our business and our shareholders.  We look forward to working with the associates of Liquidation World and bringing extreme value merchandising to customers throughout Canada.”

Big Lots is the nation’s largest broadline closeout retailer.  As of the end of the first quarter of fiscal 2011 (April 30, 2011), we operated 1,405 BIG LOTS stores in 48 states. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY.  Our website is located at www.biglots.com.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit crisis, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com